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                              EXHIBIT 10.4 SUMMARY



         The following directors are participants in the First Community Bancshares, Inc. 2001 Director Stock Option Plan. As part of the Plan, each of the listed directors have executed a Stock Option Agreement (in the form attached hereto as part of Exhibit 10.4) pursuant to the Plan which Agreement grants 5,500 options to each director listed below at the option price of $23.91 with a grant date of November 12, 2001:


Director Name
-------------

Sam Clark

Allen T. Hamner

B. W. Harvey

I. Norris Kantor

A. A. Modena

Robert E. Perkinson, Jr.

William P. Stafford

William P. Stafford, II

W. W. Tinder, Jr.

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Exhibit 10.4

THE SECURITIES ISSUABLE PURSUANT TO THIS OPTION AGREEMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION WHICH IN THE OPINION OF COUNSEL FOR THE OPTIONEE REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, IS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

                        FIRST COMMUNITY BANCSHARES, INC.

                        DIRECTOR'S STOCK OPTION AGREEMENT


         THIS DIRECTOR'S STOCK OPTION AGREEMENT, effective as of the close of business November 12, 2001, by and between First Community Bancshares, Inc., a Nevada corporation (herein referred to as the "Corporation") and _________ (herein referred to as the "Optionee").

                               W I T N E S S E T H

WHEREAS, the Board of Directors of the Corporation (hereinafter referred to as the "Board") has adopted the First Community Bancshares, Inc. 2001 Directors Stock Option Plan (hereinafter the "Plan") to encourage and facilitate investment in the common stock of the Corporation by nonemployee directors of the Corporation, whose efforts are expected to contribute to its future growth and continued success;

         WHEREAS, the Plan is administered by the Board; and

         WHEREAS, the Board has voted to grant the Optionee options to purchase common stock in the Corporation pursuant to the terms of the Plan; and has further authorized the execution and delivery of this Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

         1. Grant of Option. Subject to the provisions set forth herein and the terms and conditions of the Plan, the terms of which are hereby incorporated by reference, the Corporation hereby grants to the Optionee an option to purchase from the Corporation the number of shares of common stock, par value $1.00 per share (the "Shares"), at the option price per share, and on the schedule, all as set forth below. At the time of exercise of the option, payments of the purchase price must be made in cash, or if the Board in its discretion agrees to so accept, then by the delivery to the Corporation of other common stock owned by the Optionee, valued at its fair market value on the date of exercise, or in some combination of cash and such common stock so valued.

                  (a)      Number of Shares Subject to Option: _________.

                  (b)      Option Price Per Share: $______.

                  (c)      Date of Grant: _____________.

                  (d)      Vesting: 100 percent on December 17, 2001.

         2. Conditions to Exercise of Option. The exercise of the option is conditioned upon the acceptance by the Optionee of the terms hereof as evidenced by his or her execution of this Agreement in the space provided therefor at the end hereof and the return of an executed copy to the Secretary of the Corporation no later than December 31, 2001. Notwithstanding any other provision of this Plan, no option may be exercised after the tenth anniversary of the Date of Grant.

         3. Exercise of Option. Subject to paragraph 2 hereof, this Option may be exercised at any time through the period ending two years after the date the Optionee ceases to serve as a director of the Corporation.

In the event of a change in control, all options previously granted to a noncontinuing director but not vested shall continue to vest as if the Optionee had remained a director. All options held by such person shall be exercisable at any time after such termination (subject to any vesting requirements) until the second anniversary of the date the Optionee ceases to serve as a director or one year after his or her death, whichever first occurs. Upon the conclusion of such post-termination exercise period, this option shall be deemed cancelled with respect to all remaining Shares.

Written notice of an election to exercise any portion of the option specifying the portion thereof being exercised and the exercise date, shall be given by the Optionee or his lawfully appointed personal representative in the event of the Optionee's death (a) by delivering such notice to the principal executive offices of the Corporation no later than the exercise date, or (b) by mailing such notice, postage prepaid, addressed to the Secretary of the Corporation at the principal executive offices of the


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Corporation, at least three business days prior to the exercise date, in either case accompanied by payment in full of the exercise price.

         4. Limitation of Exercise of Option. The option may be exercised only by the Optionee or in the event of death, by his or her personal representative, and may not be transferred other than by will or the applicable laws of descent or distribution. The option shall not otherwise be transferred, assigned, pledged, or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the option other than in accordance with the terms set forth herein, shall be null and void and of no effect.

         5. Option Holder Not Stockholder. Neither the Optionee nor any other person entitled to exercise the option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Corporation in respect to any of the Shares issuable on exercise of the option, unless and until the purchase price for such Shares is paid in full and certificates representing such Shares are issued.

         6. Adjustment To Stock Option Agreement. In the event the option shall be exercised in whole, this Agreement shall be surrendered to the Corporation for cancellation. In the event the option shall be exercised in part, or a change in the number or designation of the common stock shall be made, this Agreement shall be delivered by the Optionee to the Corporation for the purpose of making appropriate notation thereon, reflecting the partial exercise or the change in the number or designation of the Shares.

         7. Proprietary Information. The Optionee, while providing services as a director hereunder, will have access to information, including without limitation customer information, strategic plans, management and operating policies and procedures, and similar information, which constitute proprietary information or trade secrets of the Corporation or its affiliates. The Optionee shall not, at any time, whether during the term of this Agreement or otherwise, disclose any of such proprietary information to any person or entity other than the Corporation, its affiliates and employees.

         8. Plan and Plan Interpretations as Controlling. This option and the terms and conditions herein set forth are subject in all respects to the definitions, terms and conditions of the Plan, which are incorporated herein by reference as if set forth herein and shall be controlling. All determinations and interpretations of the Board shall be binding and conclusive upon the Optionee or his or her legal representatives with regard to any question arising hereunder or under the Plan, to the extent not inconsistent with Section 83 of the Internal Revenue Code and regulations issued thereunder.

         9. Legending of Shares. Each certificate representing any Shares issuable upon exercise of this option shall bear a legend indicating that such shares may not be transferred in the absence of an opinion of counsel that such transfer complies with all applicable securities laws.

         11. Governing Law. The option and this agreement shall be construed and applied in accordance with the laws of the State of Nevada as to corporate law issues, and otherwise by the laws of the Commonwealth of Virginia, in each case to the extent not inconsistent with Section 83 of the Internal Revenue Code and regulations issued thereunder.

         IN WITNESS WHEREOF, the Corporation has caused this option to be granted and this agreement to be executed on behalf of the Corporation on the date first above written.

                                       First Community Bancshares, Inc.


                                       By:
                                           -------------------------------------
                                           Chairman of the Board of Directors


         The undersigned hereby accepts the option granted hereby and agrees to comply fully with the terms and conditions hereof.


---------------------------------------
                                   Optionee
-----------------------------------


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